Exhibit 99.1

Richtech Robotics Announces $38.7 Million Private Placement Priced At-The-Market Under Nasdaq Rules

LAS VEGAS, Jan. 28, 2026 (GLOBE NEWSWIRE) – Richtech Robotics Inc. (Nasdaq: RR), (“Richtech Robotics” or the “Company”), a Nevada-based provider of AI-driven service robots, announced today that it has entered into a definitive agreement with a fundamentally driven institutional investor for the purchase and sale of 8,500,000 shares of the Company’s Class B common stock in a private placement priced at the market under Nasdaq rules. The private placement is expected to close on or about January 29, 2026, subject to the satisfaction of customary closing conditions.

Rodman & Renshaw LLC is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $38.7 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital, general corporate purposes, including the further development of our product candidates, and the procurement of inventory, specifically for robotic hardware.

The shares described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the shares issued in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement with the investor, the Company has agreed to file a resale registration statement covering the shares described above.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these shares, nor shall there be any sale of these shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Richtech Robotics

Richtech Robotics develops advanced robotic solutions and the data infrastructure that makes its robots more intelligent. Guided by three strategic pillars — Industrial, Commercial, and Data Services — Richtech Robotics aims to deliver dependable automation, consistent service performance, and continuous AI-driven improvement at scale. From factory floors to hospitality venues, our robots work alongside people to enhance efficiency, precision, and quality. Learn more at www.RichtechRobotics.com, and connect with us on X, LinkedIn and YouTube.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding the completion of the private placement, the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement.

These forward-looking statements are based on Richtech Robotics’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements include, among others, our financial performance and projections, our growth in revenue and earnings, and performance of Richtech Robotics’ products, industry and general economic and market conditions. Investors should read the risk factors set forth in Richtech Robotics’ Annual Report on Form 10-K, filed with the SEC on January 20, 2026, and other public filings with the SEC. All of Richtech Robotics’ forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof. New risks and uncertainties arise over time, and it is not possible for Richtech Robotics to predict those events or how they may affect Richtech Robotics. If a change to the events and circumstances reflected in Richtech Robotics’ forward-looking statements occurs, Richtech Robotics’ business, financial condition and operating results may vary materially from those expressed in Richtech Robotics’ forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and Richtech Robotics assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.